Exhibit 7.1

FORM OF JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common shares, par value US$0.01 per share, of iKang Healthcare Group, Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 9, 2015.

LIGANG ZHANG

By:	/s/ LIGANG ZHANG
Name: Ligang Zhang

TIME INTELLIGENT FINANCE LIMITED

By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Director

SHANGHAIMED, INC.

By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Director

TMF (CAYMAN) LTD.

By:	/s/ LIU KIN WAI / HO SUK CHING
Name: Liu Kin Wai / Ho Suk Ching
Title: Authorized Signatories

TIME EVERGREEN COMPANY LIMITED

By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Director